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                                                                   EXHIBIT 10.21



                     Alabama Metal Industries Corporation
                              3245 Fayette Avenue
                           Birmingham, Alabama  35208
                                 (205) 787-2611


                                August 17, 1999


Mr. Kimball Bradley
Senior Vice President
Chatwins Group, Inc.
300 Weyman Plaza, Suite 340
Pittsburgh, PA  15236

Dear Kimball:

     The purpose of this letter is to revise the letter of intent dated
May 28, 1999, which was first revised July 12, 1999, between Alabama Metal Industries Corporation ("Purchaser") and Chatwins Group, Inc. ("Seller") regarding the assets of the Klemp Division (the "Business"). All aspects of the letter of intent and its earlier revision shall remain intact, except for the following changes:

1. The transaction shall initially exclude all assets and liabilities related to the Mexican operations.

2. The price shall be $31,500,000 payable in cash. This price shall be tied to the March 31, 1999 Klemp Domestic Balance Sheet.

3. Purchaser agrees to purchase the fixed assets currently used in Klemp de Mexico (primarily consisting of a welder and a serator) for $700,000. This purchase will be consummated if and when Seller is able to deliver these assets to a mutually agreed-upon location in the United States. These assets must be in substantially the same operating condition as they presently exist.

4. Upon Seller's request, Purchaser will use its reasonable best efforts to purchase any inventory out of Klemp de Mexico if it can be used in Purchaser's U.S. operations.

5. If, within the twelve months following closing, Seller liquidates its interest in CFI Klemp for proceeds of less than $161,000, then Purchaser agrees to pay to Seller the amount of any shortfall.
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Mr. Kimball Bradley
August 17, 199
Page 2


     Please indicate your agreement to the above changes by signing in the space provided below.

                                    Alabama Metals Industries Corporation


                                    By: /s/ Bart A. McLean
                                        ---------------------------------
                                        Bart A. McLean
                                        Chairman


Accepted August 17, 1999

Chatwins Group, Inc.


By: /s/ Kimball J. Bradley
   ------------------------------
    Name: Kimball J. Bradley
    Title: Senior Vice President